Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT



   We consent to the inclusion in the Registration Statement on Form S-4 of our report, dated September 16, 1996, except as to certain information in
   Note 15 for which the date is November 6, 1996, on our audits of the financial statements of Sykes Enterprises, Incorporated. We also consent to the reference to our firm under the captions "Summary Selected Financial Data-Sykes," "Selected Financial Data-Sykes" "Additional Consolidated Financial Information," and "Experts."





                                                    COOPERS & LYBRAND, L.L.P.


   Tampa, Florida
   March 14, 1997